Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:                                                Barbara Brungess

Vice President, Corporate & Investor Relations

610-727-7199

bbrungess@amerisourcebergen.com

AMERISOURCEBERGEN REPORTS

THIRD QUARTER FISCAL YEAR 2015 RESULTS

Now Expects Fiscal Year 2015 Adjusted Diluted EPS

to be in the range of $4.92 to $4.97

VALLEY FORGE, PA, July 23, 2015 — AmerisourceBergen Corporation (NYSE:ABC) today reported that in its fiscal year 2015 third quarter ended June 30, 2015, adjusted diluted earnings per share increased 18.8 percent to $1.20.  Revenue increased 12.8 percent to $34.2 billion in the quarter.  On the basis of U.S. generally accepted accounting principles (GAAP), diluted earnings per share were $0.89 for the June quarter of fiscal 2015.  In the tables that follow, we present our GAAP results as well as GAAP to non-GAAP reconciliations.

“Strong performance in our June quarter positions us very well to meet our financial and strategic objectives for the full year,” said Steven H. Collis, AmerisourceBergen President and Chief Executive Officer.  “Our outstanding cash generation, the investments we have made and will continue to make in improving our infrastructure and capabilities, and the strength of our presence in key growing markets has put us on course to deliver adjusted earnings per share growth of over 20 percent for the second consecutive year.  While it is still early in our planning process and there are many moving parts, we see a pathway to building on that performance and achieving adjusted earnings per share growth in the low-teens range for fiscal 2016.”

The comments below compare adjusted results, which exclude:

•                  Warrant expense;

•                  Gains on antitrust litigation settlements;

•                  LIFO expense;

•                  Acquisition related intangibles amortization; and

•                  Employee severance, litigation, and other expenses.

In addition, we calculate our adjusted earnings per share for each period using a diluted weighted average share count, which excludes the accounting dilution resulting from the impact of the unexercised equity warrants, and the impact from the shares repurchased under our special share repurchase programs.  We previously issued $600 million of 1.15% senior notes due in May 2017 to fund our initial special share repurchase program.  The interest expense incurred relating to this borrowing is also excluded from the non-GAAP presentation.

Summary of Adjusted Quarterly Results

•                  Revenue:  In the third quarter of fiscal 2015, revenue was $34.2 billion, up 12.8 percent compared to the same quarter in the previous fiscal year, reflecting a 9 percent increase in AmerisourceBergen Drug Corporation (ABDC) revenue, and a 22 percent increase in AmerisourceBergen Specialty Group (ABSG) revenue.

•                  Gross Profit:  Gross profit in the fiscal 2015 third quarter was $1.0 billion, a 22.4 percent increase over the same period in the previous year, driven by strong revenue growth in ABDC and ABSG, and the addition of a full quarter of results from MWI Veterinary Supply, Inc. (MWI).  Gross profit as a percentage of revenue increased 23 basis points to 2.94 percent.

•                  Operating Expenses:  In the third quarter of fiscal 2015, operating expenses were $551 million, up 28.5 percent over the same period in the last fiscal year.  The increase in operating expenses in the quarter was driven by additional costs to support the increase in revenue growth and the addition of MWI.  Operating expenses as a percentage of revenue in the fiscal 2015 third quarter were 1.61 percent compared with 1.41 percent for the same period in the previous fiscal year, driven by the higher expense profile of MWI.

•                  Operating Income:  In the fiscal 2015 third quarter, operating income of $455 million was up 15.7 percent versus the prior year, driven by the increase in gross profit, which was offset in part by the increase in operating expenses. Operating income as a percentage of revenue increased 3 basis points to 1.33 percent in the fiscal 2015 third quarter compared to the previous year’s third quarter.

•                  Tax Rate:  The effective tax rate for the third quarter of fiscal 2015 was 35.3 percent, down from 38.0 percent in the previous fiscal year’s third quarter, as growth in our international businesses, including our global manufacturer services business in Switzerland, has changed the mix of our domestic and foreign taxable income. We expect our annualized effective tax rate to be between 36 and 36.5 percent for the full fiscal year.

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•                  Earnings Per Share:  Diluted earnings per share were up 18.8 percent to $1.20 in the third quarter of fiscal year 2015 compared to $1.01 in the previous fiscal year’s third quarter, driven by the increase in operating income.

•                  Shares Outstanding:  Diluted weighted average shares outstanding for the third quarter of fiscal year 2015 were 231.3 million, flat versus the prior year as share repurchases offset employee stock option exercises.

Segment Discussion

The Pharmaceutical Distribution segment includes both AmerisourceBergen Drug Corporation and AmerisourceBergen Specialty Group.  Other includes AmerisourceBergen Consulting Services, World Courier, and MWI Veterinary Supply.

Pharmaceutical Distribution Segment

In the third fiscal quarter of 2015, Pharmaceutical Distribution revenues were $32.8 billion, an increase of 10 percent compared to the same quarter in the prior year.  ABDC revenues increased 9 percent, due primarily to the onboarding of the new Walgreens Boots Alliance, Inc. generic pharmaceuticals business, and solid organic sales growth in our independent pharmacy, alternate site, and health systems customers.  ABSG revenues increased 22 percent, which was driven by strong performance in our blood products, vaccine and physician office distribution businesses, the impact of manufacturer shifts of certain oncology products from full line distribution to specialty distribution, and an increase in sales to community oncology practices.  Intrasegment revenues between ABDC and ABSG have been eliminated in the presentation of total Pharmaceutical Distribution revenue.  Total intrasegment revenues were $1.6 billion and $1.1 billion in the quarters ended June 30, 2015 and 2014, respectively.

Operating income of $377.8 million in the June quarter of fiscal 2015 increased 5 percent compared to the same period in the previous year driven primarily by the strong revenue growth in ABSG.

Other

Revenues in Other were $1.5 billion in the third quarter of fiscal 2015, an increase of 147 percent over the same period in the prior year due to the addition of a full quarter of revenues from

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MWI.  Operating income increased 130 percent to $77 million in the third quarter of fiscal 2015, driven by the additional income from MWI.

Fiscal Year 2015 Expectations

Our updated expectations for financial performance in fiscal 2015, including the impact of the MWI transaction, are as follows:

•                  Adjusted diluted earnings per share in the range of $4.92 to $4.97, a 24 percent to 25 percent increase over fiscal 2014;

•                  Revenue growth in the range of 12 percent to 13 percent;

•                  Adjusted operating income growth in the 20 percent to 22 percent range;

•                  Adjusted operating margin increase of 9 to 11 basis points;

•                  Free cash flow generation in the range of $2.8 billion to $3.2 billion;

•                  Capital expenditures in the $215 million range;

•                  Regular share repurchases of approximately $300 million; and

•                  Special share repurchases of approximately $750 million.

Conference Call

The Company will host a conference call to discuss the results at 11:00 a.m. Eastern Time on July 23, 2015.

Participating in the conference call will be:

Steven H. Collis, President & Chief Executive Officer

Tim G. Guttman, Executive Vice President & Chief Financial Officer

The dial-in number for the live call will be (612) 234-9960.  No access code is required.  The live call will also be webcast via the Company’s website at www.amerisourcebergen.com.  Users are encouraged to log on to the webcast approximately 10 minutes in advance of the scheduled start time of the call.

Replays of the call will be made available via telephone and webcast.  A replay of the webcast will be posted on www.amerisourcebergen.com approximately two hours after the completion of the call and will remain available for thirty days.  The telephone replay will also be available approximately two hours after the completion of the call and will remain available for seven days.  To access the telephone replay from within the US, dial (800) 475-6701.  From outside the US, dial (320) 365-3844.  The access code for the replay is 364195.

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About AmerisourceBergen

AmerisourceBergen is one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. With services ranging from drug distribution and niche premium logistics to reimbursement and pharmaceutical consulting services, AmerisourceBergen delivers innovative programs and solutions across the pharmaceutical supply channel in human medicine and animal health. With over $120 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 16,000 people. AmerisourceBergen is ranked #16 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

AmerisourceBergen’s Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. These statements are not guarantees of future performance and are based on assumptions that could prove incorrect or could cause actual results to vary materially from those indicated. Among the factors that could cause actual results to differ materially from those projected, anticipated, or implied are the following: competition; industry consolidation of both customers and suppliers resulting in increasing pressure to reduce prices for our products and services; changes in pharmaceutical market growth rates; price inflation in branded and generic pharmaceuticals and price deflation in generics; declining economic conditions in the United States and abroad; financial market volatility and disruption; substantial defaults in payment, material reduction in purchases by or the loss, bankruptcy or insolvency of a major customer; the loss, bankruptcy or insolvency of a major supplier; changes to the customer or supplier mix; the retention of key customer or supplier relationships under less favorable economics or the adverse resolution of any contract or other dispute with customers or suppliers; interest rate and foreign currency exchange rate fluctuations; the disruption of AmerisourceBergen’s cash flow and ability to return value to its stockholders in accordance with its past practices; risks associated with the strategic, long-term relationship between Walgreen Boots Alliance, Inc. and AmerisourceBergen, including with respect to the pharmaceutical distribution agreement and/or the global sourcing joint venture;  risks associated with the potential impact on AmerisourceBergen’s earnings per share resulting from the issuance of the warrants to subsidiaries of Walgreen Boots Alliance, Inc. (the “Warrants”); AmerisourceBergen’s inability to implement its hedging strategy to mitigate the potentially dilutive effect of the issuance of its common stock in accordance with the Warrants under its special share repurchase program due to its financial performance, the current and future share price of its common stock, its expected cash flows, competing priorities for capital, and overall market conditions; changes in the United States healthcare and regulatory environment; increasing governmental regulations regarding the pharmaceutical supply channel; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances; federal and state prosecution of alleged violations of related laws and regulations, and any related litigation, including shareholder derivative lawsuits or other disputes relating to our distribution of controlled substances; increased federal scrutiny and qui tam litigation for alleged violations of fraud and abuse laws and regulations and/or any other laws and regulations governing the marketing, sale, purchase and/or dispensing of pharmaceutical products or services and any related litigation; material adverse resolution of pending legal proceedings; declining reimbursement rates for pharmaceuticals; the acquisition of businesses that do not perform as expected, or that are difficult to integrate or control, including the integration of recently-acquired MWI or ability to capture all of the anticipated synergies related thereto; managing foreign expansion, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws and economic sanctions and import laws and regulations; malfunction, failure or breach of the sophisticated information systems to operate as designed; risks generally associated with data privacy regulation and the international transfer of personal data; changes in tax laws or legislative initiatives that could adversely affect AmerisourceBergen’s tax positions and/or AmerisourceBergen’s tax liabilities or adverse resolution of challenges to AmerisourceBergen’s tax positions; natural disasters or other unexpected events that affect AmerisourceBergen’s operations; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting AmerisourceBergen’s business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) and Item 1 (Business) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and elsewhere in that report and (ii) in other reports.

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AMERISOURCEBERGEN CORPORATION

FINANCIAL SUMMARY

(In thousands, except per share data)

(unaudited)

	Three		Three
	Months Ended		Months Ended
	June 30,	% of	June 30,	% of	%
	2015	Revenue	2014	Revenue	Change

Revenue	$34,233,556	100.00%	$30,348,154	100.00%	12.8%

Cost of goods sold	33,342,092		29,656,150		12.4%

Gross profit [1]	891,464	2.60%	692,004	2.28%	28.8%

Operating expenses:
Distribution, selling and administrative	502,744	1.47%	387,611	1.28%	29.7%
Depreciation and amortization	68,430	0.20%	47,334	0.16%	44.6%
Warrants	(14,900)	-0.04%	145,040	0.48%
Employee severance, litigation and other	2,625	0.01%	1,142	—%
Total operating expenses	558,899	1.63%	581,127	1.91%	-3.8%

Operating income	332,565	0.97%	110,877	0.37%	199.9%

Other income	(1,534)	—%	(1,312)	—%

Interest expense, net	29,793	0.09%	20,903	0.07%	42.5%

Loss on early retirement of debt	—	—%	32,954	0.11%

Income before income taxes	304,306	0.89%	58,332	0.19%	421.7%

Income taxes	90,143	0.26%	71,112	0.23%	26.8%

Net income (loss)	$214,163	0.63%	$(12,780)	-0.04%

Earnings per share:
Basic	$0.98		$(0.06)
Diluted	$0.89		$(0.06)

Weighted average common shares outstanding:
Basic	219,359		225,727
Diluted [2]	240,236		225,727		6.4%

1              Includes a $158.7 million LIFO expense charge and a $43.6 million gain from antitrust litigation settlements in the three months ended June 30, 2015.  Includes a $133.2 million LIFO expense charge and a $2.5 million gain from antitrust litigation settlements in the three months ended June 30, 2014.

2              Stock options, restricted stock, restricted stock units and the Warrants issued to Walgreens Boots Alliance were dilutive for the three months ended June 30, 2015.  As a result of the net loss, these items were anti-dilutive in the three months ended June 30, 2014.

AMERISOURCEBERGEN CORPORATION

FINANCIAL SUMMARY

(In thousands, except per share data)

(unaudited)

	Nine		Nine
	Months Ended		Months Ended
	June 30,	% of	June 30,	% of	%
	2015	Revenue	2014	Revenue	Change

Revenue	$100,491,425	100.00%	$87,980,419	100.00%	14.2%

Cost of goods sold	97,935,686		85,870,597		14.1%

Gross profit [1]	2,555,739	2.54%	2,109,822	2.40%	21.1%

Operating expenses:
Distribution, selling and administrative	1,361,678	1.36%	1,128,012	1.28%	20.7%
Depreciation and amortization	173,932	0.17%	135,778	0.15%	28.1%
Warrants	1,109,211	1.10%	267,000	0.30%
Employee severance, litigation and other	30,999	0.03%	7,411	0.01%
Total operating expenses	2,675,820	2.66%	1,538,201	1.75%	74.0%

Operating (loss) income	(120,081)	-0.12%	571,621	0.65%	-121.0%

Other loss (income) [2]	11,185	0.01%	(5,692)	-0.01%

Interest expense, net	70,081	0.07%	59,209	0.07%	18.4%

Loss on early retirement of debt	—	—%	32,954	0.04%

(Loss) income before income taxes	(201,347)	-0.20%	485,150	0.55%	-141.5%

Income taxes	297,827	0.30%	268,922	0.31%	10.7%

(Loss) income from continuing operations	(499,174)	-0.50%	216,228	0.25%	-330.9%

Loss from discontinued operations, net of income taxes	—		(7,546)

Net (loss) income	$(499,174)	-0.50%	$208,682	0.24%

Basic earnings per share:
Continuing operations	$(2.27)		$0.95		-338.9%
Discontinued operations	—		(0.03)
Rounding	—		(0.01)
Total	$(2.27)		$0.91

Diluted earnings per share:
Continuing operations	$(2.27)		$0.92		-346.7%
Discontinued operations	—		(0.03)
Total	$(2.27)		$0.89

Weighted average common shares outstanding:
Basic	219,689		228,477
Diluted [3]	219,689		235,532		-6.7%

1 Includes a $453.9 million LIFO expense charge and a $65.1 million gain from antitrust litigation settlements in the nine months ended June 30, 2015.  Includes a $293.6 million LIFO expense charge and a $24.4 million gain from antitrust litigation settlements in the nine months ended June 30, 2014.

2 Includes a $9.1 million loss on the sale of a small technology business.

3 As a result of the net loss, stock options, restricted stock, restricted stock units and the Warrants issued to Walgreens Boots Alliance were anti-dilutive for the nine months ended June 30, 2015.  The dilutive effect of these items is included in the nine months ended June 30, 2014.

AMERISOURCEBERGEN CORPORATION

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30, 2015
	Gross Profit	Operating Expenses	Operating Income	Interest Expense, Net	Income Before Income Taxes	Income Taxes	Net Income	Diluted Earnings Per Share

GAAP	$891,464	$558,899	$332,565	$29,793	$304,306	$90,143	$214,163	$0.89

Warrant expense [1]	—	14,900	(14,900)	(2,159)	(12,741)	7,170	(19,911)	(0.05)

Gain on antitrust litigation settlements	(43,567)	—	(43,567)	—	(43,567)	(17,076)	(26,491)	(0.11)

LIFO expense	158,710	—	158,710	—	158,710	62,823	95,887	0.41

Acquisition related intangibles amortization	—	(19,710)	19,710	—	19,941	7,831	12,110	0.05

Employee severance, litigation and other	—	(2,625)	2,625	—	2,625	856	1,769	0.01

Adjusted Non-GAAP	$1,006,607	$551,464	$455,143	$27,634	$429,274	$151,747	$277,527	$1.20

Adjusted Non-GAAP % changes vs. prior year quarter	22.4%	28.5%	15.7%	38.3%	14.5%	6.5%	19.4%	18.8%

	GAAP	Adjusted Non-GAAP
Percentages of Revenue:

Gross profit	2.60%	2.94%
Operating expenses	1.63%	1.61%
Operating income	0.97%	1.33%

1 The amount of Warrant expense deductible for tax purposes is based on the initial valuation of the Warrants.  Therefore, the income tax rate on Warrant expense will vary by quarter depending upon the quarterly changes in the fair value of the Warrants.  In connection with the fiscal 2014 special $650 million share repurchase program, the Company issued $600 million of 1.15% senior notes due in May 2017.  The interest expense incurred relating to this borrowing has been excluded from the non-GAAP presentation.

Note: Management considers GAAP financial measures as well as the presented non-GAAP financial measures in evaluating the Company’s operating performance.  Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.

AMERISOURCEBERGEN CORPORATION

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30, 2014
	Gross Profit	Operating Expenses	Operating Income	Interest Expense, Net	Loss on Retirement of Debt	Income Before Income Taxes	Income Taxes	Net (loss) Income	Diluted Earnings Per Share

GAAP	$692,004	$581,127	$110,877	$20,903	$(32,954)	$58,332	$71,112	$(12,780)	$(0.06)

Warrant expense [1]	—	(145,040)	145,040	(926)	—	145,966	6,665	139,301	0.61

Gain on antitrust litigation settlements	(2,524)	—	(2,524)	—	—	(2,524)	(981)	(1,543)	(0.01)

LIFO expense	133,237	—	133,237	—	—	133,237	50,564	82,673	0.36

Acquisition related intangibles amortization	—	(5,701)	5,701	—	—	5,701	2,170	3,531	0.02

Employee severance, litigation and other	—	(1,142)	1,142	—	—	1,142	439	703	—

Loss on early retirement of debt	—	—	—	—	32,954	32,954	12,458	20,496	0.09

Adjusted Non-GAAP	$822,717	$429,244	$393,473	$19,977	$—	$374,808	$142,427	$232,381	$1.01

	GAAP	Adjusted Non-GAAP
Percentages of Revenue:

Gross profit	2.28%	2.71%
Operating expenses	1.91%	1.41%
Operating income	0.37%	1.30%

1 The amount of Warrant expense deductible for tax purposes is based on the initial valuation of the Warrants.  Therefore, the income tax rate on Warrant expense will vary by quarter depending upon the quarterly changes in the fair value of the Warrants.  In connection with the fiscal 2014 special $650 million share repurchase program, the Company issued $600 million of 1.15% senior notes due in May 2017.  The interest expense incurred relating to this borrowing has been excluded from the non-GAAP presentation.

Note: Management considers GAAP financial measures as well as the presented non-GAAP financial measures in evaluating the Company’s operating performance.  Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.

AMERISOURCEBERGEN CORPORATION

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share data)

(unaudited)

	Nine Months Ended June 30, 2015
	Gross Profit	Operating Expenses	Operating (Loss) Income	Interest Expense, Net	(Loss) Income Before Income Taxes	Income Taxes	(Loss) Income From Continuing Operations	Diluted Earnings Per Share From Continuing Operations

GAAP	$2,555,739	$2,675,820	$(120,081)	$70,081	$(201,347)	$297,827	$(499,174)	$(2.27)

Warrant expense [1]	—	(1,109,211)	1,109,211	(6,459)	1,115,670	21,468	1,094,202	4.86

Gain on antitrust litigation settlements	(65,050)	—	(65,050)	—	(65,050)	(25,403)	(39,647)	(0.17)

LIFO expense	453,878	—	453,878	—	453,878	177,249	276,629	1.20

Acquisition related intangibles amortization	—	(34,478)	34,478	—	35,279	13,777	21,502	0.09

Employee severance, litigation and other	—	(30,999)	30,999	—	30,999	11,774	19,225	0.08

Adjusted Non-GAAP	$2,944,567	$1,501,132	$1,443,435	$63,622	$1,369,429	$496,692	$872,737	$3.79

Adjusted Non-GAAP % changes vs. prior year period	23.8%	20.4%	27.4%	9.2%	26.8%	20.6%	30.6%	32.5%

	GAAP	Adjusted Non-GAAP
Percentages of Revenue:

Gross profit	2.54%	2.93%
Operating expenses	2.66%	1.49%
Operating income	-0.12%	1.44%

1 The amount of Warrant expense deductible for income tax purposes is based on the initial valuation of the Warrants.  Therefore, the income tax rate on Warrant expense will vary by quarter depending upon the quarterly changes in the fair value of the Warrants.  In connection with the fiscal 2014 special $650 million share repurchase program, the Company issued $600 million of 1.15% senior notes due in May 2017.  The interest expense incurred relating to this borrowing has been excluded from the non-GAAP presentation.

Note: Management considers GAAP financial measures as well as the presented non-GAAP financial measures in evaluating the Company’s operating performance.  Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.

AMERISOURCEBERGEN CORPORATION

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands, except per share data)

(unaudited)

	Nine Months Ended June 30, 2014
	Gross Profit	Operating Expenses	Operating Income	Interest Expense, Net	Loss on Retirement of Debt	Income Before Income Taxes	Income Taxes	Income From Continuing Operations	Diluted Earnings Per Share From Continuing Operations

GAAP	$2,109,822	$1,538,201	$571,621	$59,209	$(32,954)	$485,150	$268,922	$216,228	$0.92

Warrant expense [1]	—	(267,000)	267,000	(926)	—	267,926	19,295	248,631	1.07

Gain on antitrust litigation settlements	(24,396)	—	(24,396)	—	—	(24,396)	(9,224)	(15,172)	(0.06)

LIFO expense	293,647	—	293,647	—	—	293,647	111,014	182,633	0.78

Acquisition related intangibles amortization	—	(17,484)	17,484	—	—	17,484	6,611	10,873	0.05

Employee severance, litigation and other	—	(7,411)	7,411	—	—	7,411	2,802	4,609	0.02

Loss on early retirement of debt	—	—	—	—	32,954	32,954	12,458	20,496	0.09

Adjusted Non-GAAP	$2,379,073	$1,246,306	$1,132,767	$58,283	$—	$1,080,176	$411,878	$668,298	$2.86	[2]

	GAAP	Adjusted Non-GAAP
Percentages of Revenue:

Gross profit	2.40%	2.70%
Operating expenses	1.75%	1.42%
Operating income	0.65%	1.29%

1 The amount of Warrant expense deductible for income tax purposes is based on the initial valuation of the Warrants.  Therefore, the income tax rate on Warrant expense will vary by quarter depending upon the quarterly changes in the fair value of the Warrants.  In connection with the fiscal 2014 special $650 million share repurchase program, the Company issued $600 million of 1.15% senior notes due in May 2017.  The interest expense incurred relating to this borrowing has been excluded from the non-GAAP presentation.

2 The sum of the components may not equal the total due to rounding.

Note: Management considers GAAP financial measures as well as the presented non-GAAP financial measures in evaluating the Company’s operating performance.  Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.

AMERISOURCEBERGEN CORPORATION

RECONCILIATION OF DILUTED SHARES OUTSTANDING (GAAP TO NON-GAAP)

(In thousands)

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014

Basic shares outstanding	219,359	225,727	219,689	228,477

Stock option, restricted stock, and restricted stock unit dilution	4,878	—	—	4,834

Warrant dilution	15,999	—	—	2,221

GAAP diluted shares outstanding	240,236	225,727	219,689	235,532

Warrant dilution [1]	(15,999)	—	—	(2,221)

Shares repurchased under a special share repurchase program [1]	7,060	414	5,669	139

Stock option, restricted stock, and restricted stock unit dilution [2]	—	4,533	4,968	—

Non-GAAP diluted shares outstanding	231,297	230,674	230,326	233,450

1 For the non-GAAP presentation, diluted weighted average common shares outstanding have been adjusted to exclude the impact of the Warrants and the shares repurchased under special share repurchase programs, which were established to mitigate the potentially dilutive effect of the Warrants and supplement our previously executed hedging strategy.

2 For the non-GAAP presentation, diluted weighted average common shares outstanding have been adjusted to include the impact of the stock options, restricted stock, and restricted stock units that were anti-dilutive for the GAAP presentation.

AMERISOURCEBERGEN CORPORATION

WARRANT COVERAGE INFORMATION

(in millions)

(unaudited)

	6/30/2015 [1]	7/22/2015 [2]
2016 Warrant Coverage:
Shares from 2016 Capped Calls	11.2	10.4
Share Repurchases [3]	8.5	9.3
2015 Call Options [4]	3.0	3.0
Total Shares Covered	22.7	22.7

2016 Warrant Shares	22.7	22.7
2016 Warrant Coverage	100.0%	100.0%

2017 Warrant Coverage:
Shares from 2017 Capped Calls	10.3	9.4
Share Repurchases [3]	0.8	—
2015 Call Options [4]	—	—
Total Shares Covered	11.1	9.4

2017 Warrant Shares	22.7	22.7
2017 Warrant Coverage	48.7%	41.6%

1 Based on June 30, 2015 closing stock price of $106.34.

2 Based on July 22, 2015 closing stock price of $114.95.

3 Includes three million Call Options exercised between April 2015 and June 2015.

4 Assumes the Company successfully exercises the remaining three million Call Options between July 2015 and October 2015, for a total cost of approximately $280 million.

AMERISOURCEBERGEN CORPORATION

SUMMARY SEGMENT INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,
Revenue	2015	2014	% Change

Pharmaceutical Distribution	$32,758,828	$29,812,837	9.9%
Other	1,532,907	620,275	147.1%
Intersegment eliminations	(58,179)	(84,958)	-31.5%

Revenue	$34,233,556	$30,348,154	12.8%

	Three Months Ended June 30,
Operating income	2015	2014	% Change

Pharmaceutical Distribution	$377,771	$359,795	5.0%
Other	77,372	33,678	129.7%
Total segment operating income	455,143	393,473
Gains on antitrust litigation settlements	43,567	2,524
LIFO expense	(158,710)	(133,237)
Acquisition related intangibles amortization	(19,710)	(5,701)
Warrant expense	14,900	(145,040)
Employee severance, litigation and other	(2,625)	(1,142)

Operating income	$332,565	$110,877	199.9%

Percentages of revenue:

Pharmaceutical Distribution
Gross profit	2.28%	2.32%
Operating expenses	1.12%	1.11%
Operating income	1.15%	1.21%

Other
Gross profit	17.01%	21.19%
Operating expenses	11.96%	15.76%
Operating income	5.05%	5.43%

AmerisourceBergen Corporation (GAAP)
Gross profit	2.60%	2.28%
Operating expenses	1.63%	1.91%
Operating income	0.97%	0.37%

AmerisourceBergen Corporation (Non-GAAP)
Gross profit	2.94%	2.71%
Operating expenses	1.61%	1.41%
Operating income	1.33%	1.30%

AMERISOURCEBERGEN CORPORATION

SUMMARY SEGMENT INFORMATION

(dollars in thousands)

(unaudited)

	Nine Months Ended June 30,
Revenue	2015	2014	% Change

Pharmaceutical Distribution	$97,504,075	$86,367,923	12.9%
Other	3,214,977	1,796,910	78.9%
Intersegment eliminations	(227,627)	(184,414)	23.4%

Revenue	$100,491,425	$87,980,419	14.2%

	Nine Months Ended June 30,
Operating (loss) income	2015	2014	% Change

Pharmaceutical Distribution	$1,256,747	$1,019,506	23.3%
Other	186,688	113,261	64.8%
Total segment operating income	1,443,435	1,132,767	27.4%
Gains on antitrust litigation settlements	65,050	24,396
LIFO expense	(453,878)	(293,647)
Acquisition related intangibles amortization	(34,478)	(17,484)
Warrant expense	(1,109,211)	(267,000)
Employee severance, litigation and other	(30,999)	(7,411)

Operating (loss) income	$(120,081)	$571,621	-121.0%

Percentages of revenue:

Pharmaceutical Distribution
Gross profit	2.41%	2.29%
Operating expenses	1.12%	1.11%
Operating income	1.29%	1.18%

Other
Gross profit	18.58%	22.17%
Operating expenses	12.78%	15.87%
Operating income	5.81%	6.30%

AmerisourceBergen Corporation (GAAP)
Gross profit	2.54%	2.40%
Operating expenses	2.66%	1.75%
Operating (loss) income	-0.12%	0.65%

AmerisourceBergen Corporation (Non-GAAP)
Gross profit	2.93%	2.70%
Operating expenses	1.49%	1.42%
Operating income	1.44%	1.29%

AMERISOURCEBERGEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30,	September 30,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$2,555,183	$1,808,513
Accounts receivable, net	7,596,558	6,312,883
Merchandise inventories	9,639,961	8,593,852
Prepaid expenses and other	110,332	84,957
Total current assets	19,902,034	16,800,205

Property and equipment, net	958,687	899,582
Other long-term assets	6,472,783	3,832,396

Total assets	$27,333,504	$21,532,183

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$19,348,994	$15,592,834
Short-term debt	7,370	—
Other current liabilities	1,760,927	1,657,326
Total current liabilities	21,117,291	17,250,160

Long-term debt	3,742,781	1,995,632

Other long-term liabilities	897,808	329,492

Stockholders’ equity	1,575,624	1,956,899

Total liabilities and stockholders’ equity	$27,333,504	$21,532,183

AMERISOURCEBERGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine	Nine
	Months Ended	Months Ended
	June 30,	June 30,
	2015	2014

Operating Activities:
Net (loss) income	$(499,174)	$208,682
Loss from discontinued operations	—	7,546
(Loss) income from continuing operations	(499,174)	216,228
Adjustments to reconcile (loss) income from continuing operations to net cash provided by operating activities [1]	1,314,045	456,446
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Accounts receivable	(868,708)	(535,806)
Merchandise inventories [2]	(700,331)	(1,002,589)
Accounts payable, accrued expenses, and income taxes	3,531,365	1,475,627
Other	(16,932)	30,135
Net cash provided by operating activities - continuing operations	2,760,265	640,041
Net cash used in operating activities - discontinued operations	—	(7,546)
Net cash provided by operating activities	2,760,265	632,495

Investing Activities:
Capital expenditures	(157,089)	(198,670)
Cost of acquired companies, net of cash acquired	(2,606,524)	(9,103)
Cost of equity investments	—	(117,794)
Other	18,974	6,366
Net cash used in investing activities	(2,744,639)	(319,201)

Financing Activities:
Net borrowings	1,753,291	566,402
Purchases of common stock [3]	(800,299)	(570,593)
Exercises of stock options	178,146	109,694
Cash dividends on common stock	(192,054)	(161,558)
Purchases of call options	(180,000)	(211,397)
Other	(28,040)	(14,984)
Net cash provided by (used in) financing activities	731,044	(282,436)

Increase in cash and cash equivalents	746,670	30,858

Cash and cash equivalents at beginning of period	1,808,513	1,231,006

Cash and cash equivalents at end of period	$2,555,183	$1,261,864

1 Adjustments include non-cash warrant expense of $1,109.2 million and $267.0 million for the nine months ended June 30, 2015 and 2014, respectively.

2 Merchandise inventories include LIFO expense of $453.9 million and $293.6 million for the nine months ended June 30, 2015 and 2014, respectively.

3 Includes purchases made under the special share repurchase program totaling $555.7 million in the nine months ended June 30, 2015, which includes $18.0 million of fiscal 2014 purchases that cash settled in October 2014.  Additional purchases made in June 2015 under the special program totaling $14.3 million cash settled in July 2015.